LEASE AGREEMENT

The parties agree as follows:

Date of this Lease:     January 1, 1998

Parties to this
Lease and Addresses:    Landlord:  Prospect Hill Associates

                        Address:   c/o Ronald Osofsky
                                   Route 82
                                   Pine Plains, New York 12567

                        You, the
                        Tenant:    Ronnybrook Farm Dairy, Inc.
                                   Prospect Hill, Ancramdale, New York 12502

1.    Term:

      The term of this lease shall be ten years, beginning January 1, 1998 and ending December 31, 2008 (the "Term"). Such term shall be renewable, at the Tenant's election, for two additional 10-year terms (each a "Renewal Term").

2.    Premises Rented:

      Building known as the dairy of the former DeLaval Research Farm on Prospect Hill Road, Ancramdale, New York, including office space, manufacturing plant, storage facilities, bathrooms and utility room all as more particularly described on a sketch attached hereto and made a part hereof as Exhibit "A". Tenant shall be entitled to make improvements on the premises at its expense and will be responsible for maintaining the premises and al improvements thereon.

3.    Rent:

      The yearly rent during the Term and any Renewal Term of this lease is as follows:

                 1998.................................. $20,000
                 1999.................................. $35,000
                 2000.................................. $50,000
                 2001  through  2008 and
                 for each year during
                 any Renewal Term...................... $65,000

      You, the Tenant, will pay 1/12th of the applicable yearly rent to the Landlord on the first day of the Term hereof and on the first day of each and every month thereafter of the Term and any Renewal Term. The parties agree that the yearly rent may be adjusted upward by a percentage which is equal to any percentage increase of the U.S. Consumer Price Index.

4.    Agreement to lease and pay rent:

      Landlord leases the Premises to you, the Tenant, for the Term. You, the Tenant, agree to pay the Rent and other charges as required in the Lease. You, the Tenant, agree to do everything required of you in the Lease.

5.    Default:

      If you, the Tenant, fail to pay the Rent, or any part of the Rent when it becomes due, the Landlord may sue you for it, or re-enter the Premises, or use any legal remedy.

6.    Taxes, Utilities and Maintenance:

      The Landlord agrees to pay all real estate taxes to be assessed on the Premises during the Term (except for 1998 which shall be paid by the Tenant) and any Renewal Term. The Tenant agrees to pay all utilities used in connection with their use of the property.

      Tenant shall be responsible for the maintenance of the buildings including general repairs, painting of the structure as well as maintenance of the heating system and plumbing fixtures.

7.    End of the Term:

      You, the Tenant, agree that, at the end of the Term or any Renewal Term, as the case may be, you will surrender the Premises in as good condition as now, except for ordinary wear and damage by the elements.

8.    Successors:

      Unless otherwise stated, the Lease is binding on all parties who lawfully succeed to the rights or take the place of the Landlord or you, the Tenant.

9.    Changes:

      This Lease can be changed only by an agreement in writing signed by the parties to the Lease.


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

10.   Quiet Enjoyment:

      Landlord agrees that if you, the Tenant, pay the rent and are not in default under this Lease, you, the Tenant, may peaceably and quietly have, hold and enjoy the premises for the Term and any Renewal Term of this Lease.

11.   Insurance:

      Tenant agrees to maintain appropriate insurance:

      a.    covering potential loss of its personal property, and

      b.    liability insurance in such amounts as the Landlord may require.

12.   Termination:

      This Lease may be terminated earlier than as set forth by the Tenant, upon sixty days notice, in writing, to the Landlord.

Signatures: The parties have signed this Lease as of the date at the top of the first page.

                                       LANDLORD
                                       PROSPECT HILL ASSOCIATES, a Partnership


                                       By: /s/ R. Sidney Osofsky
                                           --------------------------
                                           R. Sidney Osofsky, General Partner


                                       TENANT
                                       RONNYBROOK FARM DAIRY, INC.


                                       By: /s/ Richard A. Osofsky
                                           --------------------------
                                           Richard A. Osofsky, President

WITNESS:


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